                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         AirTouch Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          __________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          __________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          __________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          __________________________________________________________________

     (5)  Total fee paid:
          __________________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          __________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
          __________________________________________________________________

     (3)  Filing Party:
          __________________________________________________________________

     (4)  Date Filed:
          __________________________________________________________________

[LOGO]

                         AIRTOUCH COMMUNICATIONS, INC.
                             ONE CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                            NOTICE OF ANNUAL MEETING

                                  MAY 18, 1995

     The 1995 Annual Meeting of Stockholders of AirTouch Communications, Inc. (the "Company") will be held at The Fashion Center, 699 Eighth Street, San Francisco, California 94103 on Thursday, May 18, 1995 at 10:30 a.m. (the "Meeting") for the following purposes:

     1. To elect three directors, constituting Class I of the Company's Board of Directors, to serve a three-year term.

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for 1995.

     3. To transact such other business as may properly come before the Meeting, or any adjournment or postponement thereof.

     Stockholders of record at the close of business on March 20, 1995 will be entitled to vote at the Meeting or any adjournment or postponement thereof.

     A list of stockholders entitled to vote at the Meeting will be available for inspection ten days prior to the Meeting at the offices of the Company, One California Street, 28th Floor, San Francisco, California 94111.

     Your vote is important. We urge you to return your executed proxy card to ensure your representation at the Meeting. Please complete, date, sign and promptly mail the enclosed proxy card in the return envelope provided.

                                          By Order of the Board of Directors

                                            [SIG]

                                          Margaret G. Gill
                                          Senior Vice President Legal,
                                          External Affairs and Secretary

San Francisco, California
April 6, 1995

                         AIRTOUCH COMMUNICATIONS, INC.
                             ONE CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                                PROXY STATEMENT

     This proxy statement, notice of meeting and accompanying proxy card are being mailed beginning on April 6, 1995 to stockholders of AirTouch Communications, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on May 18, 1995.

     Proxies are solicited to provide all stockholders of record on March 20, 1995 an opportunity to vote on matters scheduled for the Meeting and described in the proxy materials. Shares can only be voted if the stockholder is present in person or by proxy. Any person giving a proxy may revoke it at any time before the Meeting by sending in a written revocation or a proxy bearing a later date. Stockholders may also revoke their proxies by attending the Meeting in person and casting a ballot. If proxy cards are signed and returned without specifying choices, the shares represented by the proxy card will be voted as recommended by the Board of Directors.

     Stockholders of record at the close of business on March 20, 1995 will be entitled to vote at the Meeting or any adjournment or postponement. On March 20, 1995, 494,174,654 shares of Common Stock, $.01 par value ("Common Stock"), were outstanding. Each such share is entitled to one vote.

     On December 15, 1994, the Company (formerly a California corporation) was reincorporated in the State of Delaware. All references to the Company in this proxy statement refer to the Company and its California predecessor.

VOTING OF SHARES

     The director nominees who receive the highest number of votes for the number of positions to be filled will be elected. An affirmative vote of the holders of the majority of the shares present or represented by proxy at the Meeting is required for the approval of each of the other matters to be voted upon. Abstentions will be treated as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker nonvotes will not be treated as votes cast on a particular matter but will be treated as shares present or represented for purposes of establishing a quorum.

     The Company has adopted a policy that provides all stockholders the option to request that any proxy, ballot or voting instruction be kept confidential, except as required by law, or in the event of a contested proxy solicitation, or to the extent confidentiality is expressly waived in writing by the stockholder. The policy also provides for the tabulation of the vote by employees of the Company's transfer agent or by some other independent third party and for the certification of the vote by an independent inspector of election. The Company may, however, be informed whether or not a particular stockholder has voted and may receive periodic status reports on the aggregate vote. Your written comments on proxies or ballots may be made available to the Company, but your name and address will not be disclosed if you request confidentiality.

                                   PROPOSAL 1

ELECTION OF DIRECTORS

     There are nine members of the Board of Directors of the Company. The Company's Certificate of Incorporation divides the Board into three approximately equal classes of directors serving staggered three-year terms, with one class of directors to be elected at each annual meeting. Directors will hold office until the end of their terms and until their successors have been elected and qualified.

     The proxy holders named on the proxy card will vote for the election of the three Class I nominees listed below unless otherwise instructed. These nominees have been selected by the Board of Directors. If you do not wish your shares to be voted for particular nominees, please identify the exceptions on the proxy card.

     If one or more of the nominees should become unavailable to serve at the time of the Meeting, the shares represented by the proxies will be voted for the remaining nominees and for any substitute nominees designated by the Board of Directors or the size of the Board will be reduced. The Nominating Committee knows of no reason why any of the nominees will be unavailable or unable to serve.

     The following is a brief description of the principal occupation for at least the past five years, age and major affiliations of each director.

CLASS I -- NOMINEES FOR ELECTION:
---------------------

                       SAM GINN, 57, has been Chairman of the Board and Chief Executive Officer of the Company since December 1993. He is Chairman of the Executive Committee and a member of the Nominating Committee. He was Chairman of the
      [PHOTO] Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 to April 1994 and became a director of Pacific Telesis Group in 1983. He was Chairman of the Board of Pacific Bell from 1988 to April 1994. Mr. Ginn is also a director of Chevron Corporation, Safeway Inc. and Transamerica Corporation.
---------------------
---------------------

                       DONALD G. FISHER, 66, became a director of the Company in January 1994. He is a member of the Compensation & Personnel and Nominating Committees. He is the founder, Chairman of the Board and Chief Executive Officer of The
      [PHOTO] Gap, Inc. Mr. Fisher is a director of Ross Stores, Inc., The Charles Schwab Corporation, San Francisco Bay Area Council and the National Retail Federation.

---------------------
---------------------

                       CHARLES R. SCHWAB, 57, became a director of the Company in January 1994. He is Chairman of the Nominating Committee and a member of the Compensation & Personnel Committee. He is the founder, Chairman of the
      [PHOTO] Board and Chief Executive Officer of The Charles Schwab Corporation and Chairman of Charles Schwab & Co. Inc. Mr. Schwab is a director of The Gap, Inc. and Transamerica Corporation.

---------------------

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES ABOVE.

CLASS II -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 1996 ANNUAL MEETING OF
STOCKHOLDERS:
---------------------

                       CAROL A. BARTZ, 46, became a director of the Company in February 1994. She is a member of the Nominating and Audit Committees. She has been Chairman of the Board, President and Chief Executive Officer of Autodesk, Inc.
      [PHOTO] since April 1992. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations.

---------------------
---------------------
                       C. LEE COX, 53, was named Vice Chairman of the Board and President Domestic Wireless Businesses in November 1994. He is a member of the Nominating and Executive Committees. He was President and Chief Operating Officer of the Company from December 1993 to November 1994. He
      [PHOTO] was President and Chief Executive Officer of the Company from 1987 to December 1993, was a director of the
                       Company from 1987 to April 1993, and became a director again in January 1994. He was a director and a Group President of Pacific Telesis Group from 1988 to April 1994. Mr. Cox is a director of Cellular Communications, Inc.
---------------------
---------------------
                       PAUL HAZEN, 53, became a director of the Company in April 1993. He is Chairman of the Audit Committee and a member of the Executive and Nominating Committees. He became Chairman and Chief Executive Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank,
      [PHOTO] N.A. in January 1995. He was President and Chief Operating Officer of Wells Fargo & Company and Wells Fargo Bank, N.A., from 1984 to January 1995. He served as a director of Pacific Telesis Group from 1989 to
                       April 1994. Mr. Hazen is a director of Wells Fargo & Company, Wells Fargo Bank, N.A., Phelps Dodge
                       Corporation and Safeway Inc.
---------------------

CLASS III -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING OF
STOCKHOLDERS:
---------------------

                       JAMES R. HARVEY, 60, became a director of the Company in April 1993. He is Chairman of the Compensation & Personnel Committee and a member of the Executive and Nominating Committees. He has been Chairman of the Board
      [PHOTO] of Transamerica Corporation since 1983 and was Chief Executive Officer of Transamerica from 1981 through 1991. He was a director of Pacific Telesis Group from 1983 to April 1994. Mr. Harvey is a director of The Charles Schwab Corporation, McKesson Corporation and The National Park Foundation.
---------------------

---------------------


                       ARTHUR ROCK, 68, became a director of the Company in January 1994. He is a member of the Audit and Nominating
      [PHOTO] Committees. He has been a principal in Arthur Rock & Co., a venture capital firm, since 1969. Mr. Rock is a director of Intel Corporation and Argonaut Group, Inc.


---------------------
---------------------
                       GEORGE P. SHULTZ, 74, became a director of the Company in January 1994. He is a member of the Compensation & Personnel, Executive and Nominating Committees. He has been a Professor at the Stanford University Graduate School of Business for more than five years. He served as
      [PHOTO]          United States Secretary of State from 1982 to 1989. Mr.
                       Shultz is a Distinguished Fellow at the Hoover Institution, a director of the Bechtel Group, Inc., Chairman of J.P. Morgan's International Council and Chairman of the Governor's California Economic Policy Advisory Council.
---------------------

COMMITTEES OF THE BOARD OF DIRECTORS

     Regular meetings of the Board of Directors are held six times a year and special meetings are scheduled when required. The Board held seven meetings in 1994. No director attended fewer than 83 percent of the total aggregate number of Board meetings and meetings of committees on which he or she served.

     The Board of Directors has established a number of standing committees. The Company's Standing Board Committees include the Audit Committee, the Compensation and Personnel Committee (the "C&P Committee") and the Executive Committee. The full Board acts as the Nominating Committee.

     The Audit Committee, which consists of Mr. Hazen, Chairman, Mr. Rock and Ms. Bartz, met three times in 1994. The Audit Committee has responsibility for recommending annually the appointment of independent public accountants and recommending action as appropriate regarding the adequacy, effectiveness and legality of the Company's accounts, internal procedures and controls. The Audit Committee also oversees the investment of trust assets related to benefit plans and pension funding policy.

     The C&P Committee, which consists of Mr. Harvey, Chairman and Messrs. Fisher, Schwab and Shultz, met five times in 1994. The C&P Committee has responsibility for reviewing and approving salary and compensation of all officers, reviewing candidates for promotion to or within officer levels, establishing or modifying the terms and conditions of the employment of officers, advising the Board regarding director compensation, keeping informed of and recommending material changes to employee benefit plans and administering incentive plans.

     The Executive Committee, which consists of Mr. Ginn, Chairman and Messrs. Cox, Harvey, Hazen and Shultz, met six times in 1994. This Committee has the full authority of the Board to the extent permitted by Delaware law. Its function is to deal with issues requiring action between scheduled Board meetings.

     The full Board acts as the Nominating Committee in recommending Board candidates. This Committee seeks individuals of proven judgment and competence who are outstanding in their chosen fields. It also considers factors such as education, geographic location, anticipated participation in Board activities and special talents or personal attributes. Stockholders who wish to suggest qualified candidates to the Nominating Committee should write to Margaret G. Gill, Secretary of the Company, at One California Street, San Francisco, California 94111, stating in detail the candidate's qualifications for consideration by the Committee. The Nominating Committee met once in 1994.

     A stockholder who wishes to nominate a director must comply with certain procedures set out in the Company's By-Laws (see "Other Matters").

DIRECTOR COMPENSATION AND RELATED TRANSACTIONS

     Prior to July 1994, nonemployee directors of the Company received an annual retainer of $20,000 and fees of $1,200 for each Board meeting attended and $800 for each committee meeting attended. The chairmen of the Audit and C&P Committees each received an additional annual retainer of $5,000, and the chairs of other committees of the Board received additional annual retainers of $4,000. Effective July 1, 1994, nonemployee directors of the Company receive an annual retainer of $45,000 (eliminating separate Board and committee meeting attendance fees). The chairmen of committees will receive an additional annual retainer of $5,000 beginning in 1995. In addition, nonemployee directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at Board and committee meetings. Nonemployee directors may elect to defer the receipt of all or part of their retainers. Amounts deferred in 1994 earned interest at a rate of 7.33%. Directors may elect to receive all or a portion of their retainers in the form of stock options and/or stock units under the Company's 1993 Long-Term Stock Incentive Plan (the "Plan"), provided that an election to receive options or units is only effective as to amounts payable at least six months after the election is made. In the case of directors who elect to receive retainers in the form of stock units, the number of stock units is determined by dividing the amount that would otherwise be paid in cash by the arithmetic mean of the closing prices of the Company's Common Stock on the ten consecutive trading days ending with the date when the amount is payable. The stock units are immediately vested and have a maximum term of ten years, subject to earlier termination if the director's service terminates. The stock units are settled in shares of the Company's Common Stock. In the case of directors who elect to receive retainers in the form of stock options, the number of options is determined by using the Black-Scholes option valuation model. These options are immediately exercisable and have a term of seven years, subject to earlier termination if the director's service terminates. The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant, which is the date the retainers would otherwise be payable.

     Each nonemployee director of the Company has been granted 10,000 stock options under the Plan upon election as a director. Additionally, each nonemployee director receives a stock option for 1,000 shares at the time of each Annual Meeting, commencing in 1995. These options generally become exercisable one year after the date of grant and have a term of ten years, subject to earlier termination if the director's service terminates. The options become exercisable in full in the event of the director's death or disability or in the event that the Company is subject to a change in control. The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant. As a condition of the initial 10,000-share option grant, each director is required, within 30 days after joining the Board, to purchase shares of the Company's Common Stock with a value of $100,000 or more.

     Messrs. Harvey and Hazen were directors of both the Company and Pacific Telesis Group ("Telesis") and resigned from the Board of Telesis at the time of the distribution of the Company's stock to the shareholders of Telesis on April 1, 1994 (the "Spin-off"). They did not receive annual and committee chair retainers from the Company during their terms as joint directors of Telesis and the Company. They received annual and committee chair retainers from the Company for their services as nonemployee directors after April 1, 1994. They also received fees for attendance at Board and committee meetings from the Company at the rates specified above.

     Directors who are also employees of the Company receive no remuneration for serving as directors or as members of committees of the Board.

     Nonemployee directors are reimbursed for the costs of cellular services and equipment. Employee directors receive similar reimbursements for services and equipment as part of their compensation as officers.

     The Company has entered into indemnity agreements with each of its directors that provide for indemnification against any judgments or costs assessed against them in the course of their service as directors. Such agreements do not permit indemnification for acts or omissions for which indemnification is not permitted under Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 1, 1995, information regarding ownership of the Company's outstanding Common Stock on February 1, 1995 by (i) beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director and (iv) all executive officers and directors as a group. The table also includes the number of shares subject to outstanding options to purchase Common Stock of the Company exercisable within 60 days of February 1, 1995.

                                                 AMOUNT AND
                                                  NATURE OF       PRESENTLY                    PERCENT
                                                 BENEFICIAL      EXERCISABLE                     OF
           NAME OF BENEFICIAL OWNER               OWNERSHIP        OPTIONS         TOTAL        CLASS
-----------------------------------------------  -----------     -----------     ----------    -------
Sam Ginn.......................................     88,014(1)        426,796        514,810       *
C. Lee Cox.....................................     34,091(2)        244,272        278,363       *
Lydell L. Christensen..........................      7,571(3)        104,349        111,920       *
Margaret G. Gill...............................        846(4)              0            846       *
Arun Sarin.....................................     37,945(5)         55,389         93,334       *
George F. Schmitt..............................      7,830(6)         55,389         63,219       *
Carol A. Bartz.................................      4,500(7)         10,000         14,500       *
Donald G. Fisher...............................     44,000(8)         10,000         54,000       *
James R. Harvey................................      7,467(9)         19,844         27,311       *
Paul Hazen.....................................      6,098            19,844         25,942       *
Arthur Rock....................................    152,572(10)        10,000        162,572       *
Charles R. Schwab..............................      4,300(11)        10,000         14,300       *
George P. Shultz...............................     10,000            10,000         20,000       *
All directors and executive officers as a group
  (16 persons).................................    430,659         1,067,598      1,498,257       *

---------------
*Less than 1%

 (1) Includes 31,156 shares held by Mr. Ginn's Family Trust, of which Mr. Ginn is the Trustee, and 3,050 shares held by Mr. Ginn's childrens' Trusts, of which Mr. Ginn is the Trustee. Includes 40,000 shares of restricted stock and 13,808 shares held in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees.

 (2) Includes 20,000 shares of restricted stock and 559 shares held in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees.

 (3) Includes 39 shares held in the AirTouch Communications Retirement Plan and 1,509 shares held in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees.

 (4) Includes 135 shares held in the AirTouch Communications Retirement Plan.

 (5) Includes 4,434 shares held in the AirTouch Communications Retirement Plan, 20,000 shares of restricted stock, and 1,698 shares held in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees.

 (6) Includes 46 shares held in the AirTouch Communications Retirement Plan and 45 shares held in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees.

 (7) All shares are held by Ms. Bartz's Family Trust, of which Ms. Bartz is the Trustee.

 (8) Includes 40,000 shares held by Mr. Fisher's Charitable Trust, of which Mr. Fisher is the Trustee.

 (9) All shares are held by Mr. Harvey's Family Trust, of which Mr. Harvey is the Trustee.

(10) Includes 2,572 shares held by Mr. Rock's spouse.

(11) Includes 300 shares held by Mr. Schwab's Family Trust, of which Mr. Schwab is the Trustee.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is determined by the C&P Committee, which consists exclusively of nonemployee directors. In developing the executive compensation program of the Company following the Spin-off, the C&P Committee was assisted by three firms of independent compensation consultants.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The three key elements of the Company's compensation program are base salary, an annual cash bonus and long-term incentives, which consist primarily of stock options. The base salary of executive officers was set at approximately the 50th-percentile level relative to executives employed by similar companies. (This means that base salaries at approximately 50% of the other companies are lower.) If performance targets are met but not exceeded, cash bonuses are also intended to be at approximately the 50th-percentile level. If performance warrants, executive officers have the opportunity to receive total compensation, including base salary, annual bonus and long-term incentives, which is projected to be between the 50th and 75th percentiles. The disproportionate emphasis on long-term incentives is intended to encourage executives to focus on the growth of the Company and the value of its stock.

     In making comparisons with the compensation of executive officers of similar companies, the C&P Committee considered national salary survey data for companies that were comparable to the Company with respect to size and gross revenues. The C&P Committee believes that the Company competes with these organizations for executive talent. The group of companies considered by the C&P Committee is not the same as the Peer Group shown in the performance graph on page nine, because the Company competes for executive talent with companies other than those included in the Peer Group.

     Executive officers and all employees (except certain salespersons) participate in a Short-Term Incentive Plan under which the cash bonus component of their compensation is determined. Under the plan, the C&P Committee determines a standard award amount for each executive officer. The plan provides for annual payment of cash bonuses in amounts equal to a percentage of the standard award, based on the level of achievement of selected corporate performance objectives and on individual performance in the preceding year. The performance objectives are determined by the C&P Committee in conjunction with the Board's approval of the Company's business plans at the start of the fiscal year. Bonuses for 1994 were based on the achievement of financial and operating performance objectives as well as the achievement of strategic milestones.

     Long-term incentives are linked to growth in the value of the Company's stock and consist primarily of stock options. All stock options, other than options replacing awards made in prior years by Telesis, have been granted with an exercise price equal to the fair market value of the stock at the time of grant and, therefore, provide no compensation to the executive unless the value of the stock increases.

     The C&P Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code on the Company. This provision limits the amount of compensation that the Company may deduct from its taxable income for any year to $1 million for any of its five most highly compensated executive officers. The Company's Long-Term Stock Incentive Plan includes provisions intended to ensure that the Company may deduct compensation arising from the exercise of stock options without regard to the limitation. The C&P Committee has deferred action with respect to short-term incentives, since the Internal Revenue Service has not issued final regulations interpreting Section 162(m). No executive officer's compensation materially exceeded the limitation for 1994.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Ginn's salary for 1994 was based in part on the C&P Committee's assessment of his experience in the Company's business, including his prior position as the Chief Executive Officer of Telesis, the Company's former parent. His salary also reflected the C&P Committee's analysis of the salaries paid by comparable companies, as described above. Before the Spin-off on April 1, 1994, Mr. Ginn's annual base salary from Telesis was $745,000. Following the Spin-off, his annual base salary from the Company was $575,000.

     Like other executive officers and employees, Mr. Ginn participates in the Company's Short-Term Incentive Plan under which the cash bonus component of his compensation is determined. As described above, Mr. Ginn's cash bonus for 1994 was based on the level of achievement of predetermined performance objectives, including financial, strategic and operational objectives of each of the Company's business units, Company-consolidated cash flow objectives, corporate headquarters overhead targets and the attainment of strategic milestones. The relative weight of each performance objective was 50%, 20%, 10% and 20%, respectively. Strategic milestones for 1994 included the successful launch of the Company following the Spin-off, significant progress toward positioning the Company to enter mobile services via satellites, and positioning the Company to seek licenses for personal communications services (PCS) in key markets. The financial, strategic operational performance objectives were exceeded by 45% in the aggregate, resulting in a bonus equal to 145% of the standard award set by the C&P Committee.

     The number of options granted to Mr. Ginn in 1994 was based on the C&P Committee's policy of providing long-term incentives with a projected value at the 75th-percentile level, relative to comparable companies. This policy reflects the C&P Committee's emphasis on long-term incentives related to growth in the value of the stockholders' investment in the Company. In addition, the C&P Committee has granted 40,000 shares of restricted stock to Mr. Ginn in 1994 as an incentive to remain in the Company's employment. Mr. Ginn will become vested in 10,000 of these shares on each of November 18, 1996, 1997, 1998 and 1999 if he remains in the Company's employment. The C&P Committee took into account the amount of Mr. Ginn's cash compensation in determining the level of his long-term incentive awards.

April 6, 1995

                      COMPENSATION AND PERSONNEL COMMITTEE

                           James R. Harvey, Chairman
                                Donald G. Fisher
                               Charles R. Schwab
                                George P. Shultz

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with a comparable return of the S&P 500 Index (the "S&P 500") and a self-determined group of peer companies ("Peer Group") for the last 13 months. The Peer Group consists of Vodafone Group PLC, Rogers Cantel Mobile Communications, Inc., United States Cellular Corporation, Cellular Communications, Inc. and Vanguard Cellular Systems, Inc.

     The graph assumes that $100 was invested at the time of the Company's initial public offering on December 2, 1993 in each of the Company's Common Stock, the S&P 500 and the Peer Group, and that dividends in the S&P 500 and Peer Group were reinvested.

               COMPARISON OF 13-MONTH CUMULATIVE TOTAL RETURN FOR
    AIRTOUCH COMMUNICATIONS, INC., THE S&P 500 AND THE COMPANY'S PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            ATI          PEER GROUP       S&P 500
          DEC-93                    100.00          100.00          100.00
          DEC-93                    108.15          101.21          106.53
          JAN-94                    109.78          104.65          103.45
          FEB-94                    102.17          101.81          106.03
          MAR-94                     90.76           97.37           92.93
          APR-94                    107.07           98.62           96.96
          MAY-94                    105.98          100.24           97.04
          JUN-94                    102.72           97.78           93.64
          JUL-94                    113.04          100.99          104.26
          AUG-94                    122.83          105.13          115.17
          SEP-94                    124.46          102.56          112.60
          OCT-94                    129.89          104.87          122.37
          NOV-94                    118.48          101.05          114.68
          DEC-94                    126.63          102.55          118.18

EXECUTIVE COMPENSATION

     The following table discloses compensation earned by the Chief Executive Officer and the five other most highly paid executive officers (the "Named Executive Officers") for the three fiscal years ended December 31, 1994. Unless otherwise indicated, positions listed are with the Company.

                         SUMMARY COMPENSATION TABLE(1)

                                                                         LONG TERM COMPENSATION
                                                                --------------------------------------
                                   ANNUAL COMPENSATION                    AWARDS              PAYOUTS
                              ------------------------------    ------------------------    ----------
       (A)               (B)     (C)        (D)        (E)         (F)            (G)         (H)          (I)        (C+D+H)
                                                                              SECURITIES
                                                      OTHER     RESTRICTED    UNDERLYING                   ALL         TOTAL
     NAME AND                                        ANNUAL       STOCK        OPTIONS/       LTIP        OTHER         CASH
PRINCIPAL POSITION      YEAR  SALARY($)   BONUS($)   COMP($)   AWARDS($)(2    SARS(#)(3)   PAYOUTS($)   COMP($)(4)   COMP($)(5)
------------------      ----  ---------   --------   -------   -----------    ----------   ----------   ----------   ----------
Sam Ginn..............  1994  $618,000    $493,000      --      $2,119,098      398,000     $      0     $179,000   $1,111,000
Chairman of the Board   1993   744,000     793,000    93,000             0            0      592,000      118,000    2,129,000
  and Chief Executive   1992   709,000     581,000    86,000             0      221,488      338,000      102,000    1,628,000
  Officer

C. Lee Cox............  1994   419,000     330,000      --       1,001,827      195,900            0      129,000      749,000
Vice Chairman of the    1993   458,000     291,000    46,000             0            0      320,000       80,000    1,069,000
  Board and President   1992   421,000     293,000    45,000             0      140,276      187,000       64,000      901,000
  Domestic Wireless
  Businesses

Lydell L. Christensen.. 1994   275,000     206,000      --         264,257      101,100            0       91,000      481,000
Executive Vice          1993   274,000     243,000    23,000             0            0       83,000       47,000      600,000
  President and Chief   1992   243,000     174,000    18,000             0       31,993       49,000       33,000      466,000
  Financial Officer

Margaret G. Gill......  1994   255,000     160,000      --               0       60,000            0        9,000      415,000
Senior Vice President   1993         0           0         0             0            0            0            0            0
  Legal, External       1992         0           0         0             0            0            0            0            0
  Affairs and Secretary

Arun Sarin............  1994   227,000     168,000      --         639,863       72,800            0       38,000      395,000
Senior Vice President   1993   217,000     110,000    16,000             0            0       95,000       21,000      422,000
  Corporate Strategy/   1992         0           0         0             0            0            0            0            0
  Development and Inter-
  national Operations

George F. Schmitt(6)..  1994   253,000     158,000      --         137,149       58,300            0      107,000      411,000
Vice President and      1993   236,000     163,000    27,000             0            0      139,000       38,000      538,000
  President and C.E.O.  1992   223,000     168,000    26,000             0       31,993       42,000       28,000      433,000
  PCS PrimeCo, L.P.

---------------
(1) Prior to April 1, 1994, the Company was an 86.1% owned subsidiary of Telesis from which it was spun off on April 1, 1994. Prior to the Spin-off, including the years 1993 and 1992 and the period January 1, 1994 through April 1, 1994, all payments to the Named Executive Officers, except for Mrs. Gill and Mr. Schmitt (who was an employee of the Company prior to the Spin-off), were made by Telesis. Mrs. Gill joined the Company January 1994 and thus received no payments from Telesis in 1992 or 1993.

(2) Aggregate number of unvested shares of restricted stock and their value at fiscal year end ($29.125 per share) are as follows: Mr. Ginn -- 40,000 shares, $1,165,000; which vest with respect to 10,000 shares on 11/18/96, 10,000 shares on 11/18/97, 10,000 shares on 11/18/98 and 10,000 shares on
    11/18/99. Mr. Cox -- 20,000 shares, $582,500; and Mr. Sarin -- 20,000 shares, $582,500. Includes Phantom Stock Units ("Units") which were converted in connection with the Spin-off from awards originally granted under the Telesis Long Term Incentive Plan for the completed portion of the three-year performance cycles ending December 31, 1994 and December 31, 1995. Units convert on a one for one basis into Common Stock of the Company. Awards for the three-year performance cycle ending December 31, 1994 settled on January 27, 1995 as follows: Mr. Ginn -- 31,248 Units; Mr. Cox -- 14,904 Units; Mr. Christensen -- 8,052 Units, which were deferred under the Company's Deferred Compensation Plan; Mr. Sarin -- 3,990 Units; and Mr. Schmitt -- 4,082 Units. Awards for the three-year performance cycle ending December 31, 1995 will settle on January 26, 1996 as follows: Mr.
    Ginn -- 17,092 Units; Mr. Cox -- 7,938 Units; Mr. Christensen -- 4,607 Units; Mr. Sarin -- 2,231 Units; and Mr. Schmitt -- 2,488 Units.

(3) For 1994, includes non-qualified stock options which were granted for the uncompleted portions of both performance cycles, as described in footnote
    (2) above, as follows: Mr. Ginn -- 98,000 shares; Mr. Cox -- 45,900 shares; Mr. Christensen -- 26,100 shares; Mr. Sarin -- 12,800 shares; and Mr. Schmitt -- 13,300 shares. For 1994, excludes options and SARs granted in connection with the Spin-off as replacements for options previously granted to such individuals by Telesis ("Replacement Options"). For 1992, options reported reflect a conversion adjustment from pre-Spin-off shares to post-Spin-off shares.

(4) Includes "above-market" interest on deferred compensation under the Telesis Executive Deferral Plan for 1994 for each of the Named Executive Officers:
    $119,849, $88,079, $58,553, $0, $19,141 and $34,563, respectively. Also includes Company contributions under the Company's Retirement Plan or the Telesis Supplemental Retirement and Savings Plan for Salaried Employees for Mr. Christensen -- $5,644; Mrs. Gill -- $6,998; Mr. Sarin -- $7,157; and Mr. Schmitt -- $13,268. Also includes Company contributions under the Company's Deferred Compensation Plan and the Telesis Executive Deferral Plan for 1994 for each of the Named Executive Officers: $59,201, $41,051, $26,667, $1,872, $11,508 and $24,809, respectively. For Mr. Schmitt, also includes Company payments of $25,589 that replace retirement benefits lost on account of the cessation of accruals under the Company's Pension Plan in 1987 and Company contributions of $8,851 under the AirTouch Communications Excess Benefit Plan.

(5) Includes Salary, Bonus and LTIP Payouts.

(6) Mr. Schmitt is Vice President of the Company and in November 1994 was named President and C.E.O. of PCS PrimeCo, L.P., the Company's joint venture with U S West Inc., Bell Atlantic Corporation and NYNEX Corporation. Mr. Schmitt was a member of the Company's executive management group until January 15, 1995.

     The following table provides information on stock option grants during fiscal year 1994 to the Named Executive Officers. For additional information regarding stock options which expire on March 31, 2001, please refer to footnotes (2) and (3) of the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZED VALUE
                                                                                        AT ASSUMED ANNUAL
                                                                                       RATES OF STOCK PRICE
                                                                                         APPRECIATION FOR
                                INDIVIDUAL GRANTS                                          OPTION TERM
---------------------------------------------------------------------------------    ------------------------
                        NUMBER OF
                        SECURITIES       % OF TOTAL
                        UNDERLYING      OPTIONS/SARS
                         OPTIONS/        GRANTED TO     EXERCISE OR
                           SARS         EMPLOYEES IN    BASE PRICE     EXPIRATION
        NAME          GRANTED (#)(1)    FISCAL YEAR       ($/SH)          DATE         5% ($)       10% ($)
--------------------- --------------    ------------    -----------    ----------    ----------    ----------
Sam Ginn.............      98,000           1.59%         $20.875      03/31/01      $  832,440    $1,939,796
                          300,000           4.87           20.375      04/03/01       2,487,251     5,795,923
C. Lee Cox...........      45,900           0.75           20.875      03/31/01         389,888       908,537
                          150,000           2.44           20.375      04/03/01       1,243,626     2,897,962
Lydell L.
  Christensen...           26,100           0.43           20.875      03/31/01         221,701       516,619
                           75,000           1.22           20.375      04/03/01         621,813     1,448,981
Margaret G. Gill.....      60,000           0.97           20.375      04/03/01         497,450     1,159,185
Arun Sarin...........      12,800           0.21           20.875      03/31/01         108,727       253,361
                           60,000           0.97           20.375      04/03/01         497,450     1,159,185
George F. Schmitt....      13,300           0.22           20.875      03/31/01         112,974       263,258
                           45,000           0.73           20.375      04/03/01         373,088       869,388

---------------
(1) Does not include Replacement Options.

     The following table provides information on the value of each of the Named Executive Officer's unexercised options/SARs at December 31, 1994. None of the Company's Named Executive Officers exercised any stock options during 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                       NUMBER OF SECURITIES
                                            UNDERLYING          VALUE OF UNEXERCISED
                                           UNEXERCISED              IN-THE-MONEY
                                         OPTIONS/SARS AT            OPTIONS/SARS
                                            FY-END (#)             AT FY-END ($)*
                                       --------------------     ---------------------
                                           EXERCISABLE/             EXERCISABLE/
                 NAME                     UNEXERCISABLE             UNEXERCISABLE
 ------------------------------------  --------------------     ---------------------
 Sam Ginn............................     410,000/398,000       $5,184,648/$3,433,500
 C. Lee Cox..........................     228,872/195,900       $2,626,365/$1,691,175
 Lydell L. Christensen...............      58,449/101,100       $  705,621/$  871,575
 Margaret G. Gill....................           0/ 60,000       $      0.0/$  525,000
 Arun Sarin..........................      51,189/ 72,800       $  587,688/$  630,600
 George F. Schmitt...................      51,189/ 58,300       $  587,688/$  503,475

---------------

(1) Includes Replacement Options.

 * Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 30, 1994 of $29.125 per share.

EMPLOYEE STOCK PURCHASE PLAN

     The Company maintains an Employee Stock Purchase Plan (the "ESPP") to provide its employees, including officers, with an opportunity to purchase Common Stock on favorable terms through payroll deductions. Under the ESPP, 2,400,000 shares of Common Stock have been reserved for issuance. The closing market price of the Company's Common Stock was $26.75 per share as of March 1, 1995.

     The ESPP became effective on July 1, 1994, and will remain in effect until it is terminated by the Board. The ESPP may be amended by the Board at any time. An increase in the number of shares reserved for issuance under the ESPP must be approved by the stockholders, while other amendments are subject to stockholder approval only to the extent required by applicable law or regulation. The ESPP is administered by the C&P Committee.

     An employee of the Company or one of its subsidiaries who is eligible to contribute to the Company's Retirement Plan is also eligible to participate in the ESPP. Any other employee is eligible to participate in the ESPP if he or she is customarily employed for more than five months per year and for more than 20 hours per week and has been continuously employed by the Company or a subsidiary for six months or more. Eligible employees may elect to contribute from 2% to 25% of their compensation (including team awards and commissions) during each three-month offering period.

     At the end of each offering period, the Company will apply the amount contributed by the participant during the period to purchase shares of Common Stock, but not more than 2,000 shares per offering period or $25,000 in market value in a calendar year. Shares of Common Stock are purchased for 85% of the lower of (a) the market price of the Common Stock immediately before the beginning of the offering period or (b) the market price of such Common Stock on the last business day in the offering period.

     As of March 1, 1995, 3,830 employees were eligible to participate in the ESPP and 1,303 employees had elected to participate. The following table sets forth (a) the number of shares of Common Stock purchased under the ESPP during the six-month period from the inception of the ESPP to December 31, 1994, (b) the aggregate purchase price thereof and (c) the aggregate value of the shares purchased as of the date of purchase.

                                                  NUMBER OF      PURCHASE       VALUE OF
                                                   SHARES        PRICE OF        SHARES
                          NAME                    PURCHASED       SHARES       PURCHASED
        ----------------------------------------  ---------     ----------     ----------
        Sam Ginn................................         0               0              0
        C. Lee Cox..............................         0               0              0
        Lydell L. Christensen...................     1,023      $   21,250     $   29,363
        Margaret G. Gill........................       267      $    6,500     $    7,781
        Arun Sarin..............................       784      $   17,250     $   22,619
        George F. Schmitt.......................         0               0              0
        All current executive officers as a
          group (8 persons).....................     3,042      $   66,250     $   87,698
        All participants other than executive
          officers as a group (1,140 persons)...   134,515      $2,977,451     $3,882,999

     Directors who are not executive officers may not participate in the ESPP. The number of shares that may be purchased under the ESPP in 1995 and subsequent years depends on the amount contributed by participants and is not determinable at this time.

PENSION PLAN

     In connection with the Spin-off, the Company's qualified and nonqualified pension plans generally assumed liability for accrued benefits of the Named Executive Officers under Telesis qualified and nonqualified pension plans. ("Qualified pension plans" are plans that are intended to qualify for preferential tax treatment under section 401(a) of the Internal Revenue Code of 1986.) Corresponding assets were transferred from the Telesis plans to the Company's plans. Mrs. Gill is not eligible to participate in the Company's qualified and nonqualified pension plans. Mr. Ginn does not participate in the Company's nonqualified pension plans.

     As is the case with most of the Company's employees, none of the Named Executive Officers any longer accrues a benefit under the Company's qualified pension plan related to service with the Company. Increases in compensation continue to produce increased accruals under the qualified pension plan.

     The following table shows the total annual pension benefits (stated as a single-life annuity) that would be received by an executive officer of the Company retiring today at age 65 under the Company qualified and nonqualified pension plans. It assumes various specified levels of total years of service and average annual compensation (which includes base salary and the standard award under the Short-Term Incentive Plan) during the final five years of service. The benefits shown in the table generally are not subject to offsets for Social Security benefits or other payments.

        -------------------------------------------------------------------------------------

           AVERAGE ANNUAL
         COMPENSATION DURING
         FINAL FIVE YEARS OF
               SERVICE                       YEARS OF SERVICE PRIOR TO RETIREMENT
        -------------------------------------------------------------------------------------
                                       15          20          25          30          35
        -------------------------------------------------------------------------------------
        $  300,000                 65,250      87,000     108,750     130,500     152,250
        -------------------------------------------------------------------------------------
           350,000                 76,125     101,500     126,875     152,250     177,625
        -------------------------------------------------------------------------------------
           400,000                 87,000     116,000     145,000     174,000     203,000
        -------------------------------------------------------------------------------------
           450,000                 97,875     130,500     163,125     195,750     228,375
        -------------------------------------------------------------------------------------
           500,000                108,750     145,000     181,250     217,500     253,750
        -------------------------------------------------------------------------------------
           550,000                119,625     159,500     199,375     239,250     279,125
        -------------------------------------------------------------------------------------
           650,000                141,375     188,500     235,625     282,750     329,875
        -------------------------------------------------------------------------------------
           700,000                152,250     203,000     253,750     304,500     355,250
        -------------------------------------------------------------------------------------
           800,000                174,000     232,000     290,000     348,000     406,000
        -------------------------------------------------------------------------------------
           900,000                195,750     261,000     326,250     391,500     456,750
        -------------------------------------------------------------------------------------
         1,000,000                217,500     290,000     362,500     435,000     507,500
        -------------------------------------------------------------------------------------
         1,200,000                261,000     348,000     435,000     522,000     609,000
        -------------------------------------------------------------------------------------

     The 1994 compensation of Messrs. Ginn, Cox, Christensen, Sarin and Schmitt covered by the pension plans was $150,000, $743,750, $425,000, $336,750 and
$353,125, respectively. As of December 31, 1994, the years of service of Messrs. Ginn, Cox, Christensen, Sarin and Schmitt for purposes of calculating a pension benefit, were 34, 30, 7, 9 and 29, respectively. (Because Mr. Christensen is covered under a nonqualified pension plan providing increased pension benefits to mid-career hires, his pension is effectively calculated as if he had 12 years of service.)

     Under one of the Company's nonqualified pension plans, eligible officers who terminate after attaining age 55 and completing 10 years of service as an officer are entitled to a minimum pension of 45% of average annual compensation. This minimum pension is increased by an additional 1% per year, up to a maximum of 50% at 15 or more years of service as an officer. As is required under special terms of his employment contract, the age-55 threshold for eligibility for the minimum pension benefit is waived for Mr. Cox if his employment is involuntarily terminated for any reason other than cause, death or disability. As of December 31, 1994, the completed years of service of Messrs. Cox, Christensen, Sarin and Schmitt that are credited under the minimum pension provisions were 10, 7, 5 and 8, respectively.

     The Company has entered into a separate agreement with Mr. Christensen that provides for special minimum benefits under the Company's pension plans in the event of his termination of employment, for any reason, before October 1, 1997. If termination occurs before October 1, 1995, Mr. Christensen's aggregate pension benefit is guaranteed not to be less than 25% of his average annual compensation, reduced by 0.833% times the number of months before October, 1995, that payment is made. If termination occurs on or after October 1, 1995, but before October 1, 1997, the aggregate pension benefit is guaranteed not to be less than

45% of his average annual compensation, reduced by 0.375% times the number of months before October, 1997, that payment is made.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with each of the Named Executive Officers that provide for specified payments in case of termination of employment and, in Mr. Christensen's case, for certain relocation benefits. Mrs. Gill's employment agreement provides that Mrs. Gill is entitled to a minimum guaranteed aggregate amount of salary and Short-Term Incentive Plan bonus of $400,000 in each of the years 1994 and 1995. The agreements were approved by the C&P Committee. The employment agreements have no fixed term and may be terminated by either party upon one year's notice.

     The amount payable upon termination of employment depends upon the type of termination and whether it occurs after a "change in control." Regardless of whether there has been a change in control, if an officer's employment is involuntarily terminated for any reason other than cause, death or disability, the Company will make a cash payment equal to one times base compensation, plus 100% of the standard award under the Short-Term Incentive Plan for that calendar year. Also, the officer's health care and life insurance benefits are continued for one year and, in the case of all of the Named Executive Officers except Mr. Schmitt, the one-year period following termination counts as service for purposes of vesting and exercise grace periods under all of the Company's option, restricted stock and incentive plans. In addition, Mr. Cox will be entitled to special eligibility terms for a minimum pension benefit, as is discussed under "Pension Plan."

     If the officer's employment ends in a "qualifying termination" within three years after a "change in control," the Company will make a cash payment equal to one times base compensation, plus 100% of the standard award under the Short-Term Incentive Plan for that calendar year. For Messrs. Ginn, Cox, Christensen and Sarin, and Mrs. Gill, the payment in these circumstances is equal to two times base compensation, plus 200% of the standard award under the Short-Term Incentive Plan for that calendar year. If the qualifying termination within three years after a change in control is a termination by the Company for any reason other than cause, death or disability, these payments are in addition to the payment that is usually made in these circumstances.

     A "qualifying termination" is an involuntary termination by the Company for any reason, or a "constructive termination," which means a material reduction in salary or benefits, a material change in responsibilities, or a requirement to relocate that would increase the officer's one-way commute distance by more than 40 miles. For Messrs. Ginn, Cox, Christensen and Sarin, and Mrs. Gill, a "qualifying termination" also includes a voluntary termination during the 13th month after the change in control.

     A "change in control" is defined generally as (1) the acquisition of 50% or more of the securities of the Company; (2) a change in the composition of the Company's Board of Directors so that fewer than two-thirds of the directors are "continuing directors"; (3) direct or indirect acquisition of 20% or more of the securities of the Company without the approval of a majority of the continuing directors; or (4) certain mergers, consolidations, sales or liquidations of substantially all of the assets of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has provided a $100,000 loan to Mr. Hazen under the Company's equity purchase program, to finance the purchase of $100,000 worth of the Company's Common Stock. The term of the loan is five years, with an option to extend for an additional five years. Final maturity is ten years or, if earlier, 30 days following the borrower's resignation from the Board, no interim payments are otherwise due. The interest rate for such loan is 6%, which was established at the time the loan was made and will be reset if the loan is renewed for an additional five years. The interest rate was determined using the greater of the mid-term, adjusted Applicable Federal Rate, as published by the Internal Revenue Service, or the Company's cost of funds, currently equivalent to the five-year Treasury rate plus 85 basis points, but in no event higher than permitted under the California usury laws (10%). Interest will compound annually and be paid at the end of each five-year term. The principal and interest balance at December 31, 1994 was $106,000.

     Mrs. Gill's sister-in-law is Vice President and General Counsel of U.S. Computer Services. AirTouch Paging, a subsidiary of the Company, entered into an agreement with U.S. Computer Services d/b/a International Billing Services on January 23, 1995 (the "Agreement"). The Agreement provides for printing and mailing services of monthly billing statements to customers of AirTouch Paging. The Agreement is for a five-year term with approximately $1.2 million in minimum annual fees.

     Mr. Rock's wife is a partner in the law firm of Pillsbury Madison & Sutro, which provides legal services to the Company and certain of its subsidiaries.

     Approximately $34.2 million was paid by the Company to Telesis during the first quarter of 1994, during which time Telesis was the Company's majority shareholder. Such payments were made pursuant to the Separation Agreement between the Company and Telesis for costs and reimbursements related to the Spin-off. Approximately $661,000 was received by the Company from Telesis in 1994 for payment of services performed by the Company's Technology Planning and Development department.

                                   PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Coopers & Lybrand L.L.P., Certified Public Accountants, as independent accountants to audit the financial statements of the Company for 1995. The Board of Directors recommends that the stockholders vote "FOR" such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     For the year 1994, Coopers & Lybrand L.L.P. audited the financial statements of the Company and some of its subsidiaries, and provided other audit services to the Company in connection with Securities and Exchange Commission ("SEC") filings, the review of interim financial statements and audits of pension and other employee benefit plans.

     One or more members of the firm are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF COOPERS AND LYBRAND L.L.P.

OTHER MATTERS

     The proxy card, in addition to voting choices specifically marked, and unless otherwise indicated by the stockholder, confers discretionary authority on the named proxy holders to vote on any matter that properly comes before the Meeting which is not described in these proxy materials. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Meeting.

     To be eligible for inclusion in the Company's 1996 proxy statement, stockholder proposals must be received at the Company's principal executive offices no later than December 5, 1995.

     If a stockholder desires to bring business before the Meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company's By-Laws. A copy of these procedures is available upon request from the Secretary of the Company, One California Street, San Francisco, California 94111. One of the procedural requirements in the By-Laws is timely notice in writing of the business the stockholder proposes to bring before the Meeting. Notice must be received no less than 35 days nor more than 60 days prior to the Meeting. It should be noted that these By-Law procedures govern proper submission of business to be put before a stockholder vote and do not preclude discussion by any stockholder of any business properly brought before the Meeting.

     If a stockholder wants to nominate a person for election to the Board of Directors other than a director nominated by the Nominating Committee, notice of the proposed nomination must be delivered to or mailed and received by the Secretary of the Company not less than 35 days prior to the Meeting. A copy of the By-Law provisions governing the requirements for the notice is available upon request from the Secretary of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors and officers to file reports of ownership and changes in ownership of the Company's securities with the SEC. Based upon the Company's review of the reporting forms received by it and written representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its directors, officers and 10% stockholders were complied with for fiscal year 1994, except that (i) Mr. Ginn's three childrens' trusts, of which Mr. Ginn is the trustee, inadvertently filed their Forms 3 late. The Forms were due when the trusts received Company stock pursuant to the Company's Spin-off from Telesis; (ii) Mr. Fisher and his charitable trust inadvertently reported late on their Form 4 and Form 3, respectively, an acquisition of Company stock by the charitable trust in August 1994; (iii) Mr. Neels inadvertently filed his Form 4 for the month of December 1993 one day late reporting an acquisition of Company securities; and (iv) due to an error on the part of the Company's outside administrator of the ESPP, Mrs. Gill's Form 5 failed to reflect an acquisition on December 30, 1994 of shares of Common Stock under the ESPP. Mrs. Gill has amended her Form 5.

SOLICITATION OF PROXIES

     The Company will pay all costs of distribution and solicitation of proxies. Brokers, nominees, fiduciaries and other custodians will be reimbursed their reasonable fees and expenses incurred in forwarding proxy materials to beneficial owners. Georgeson & Co., New York, has been retained at an estimated cost of $16,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. This solicitation will be by mail, telephone, and other means.

By Order of the Board of Directors,

  [SIG]

Margaret G. Gill
Senior Vice President
Legal, External Affairs and Secretary

                        (LOGO) Printed on Recycled Paper

[AIRTOUCH COMMUNICATIONS LOGO]

Sam Ginn
Chairman and Chief Executive Officer


     April 1995

     Dear Stockholder:

     Enclosed is AirTouch Communications' 1994 Annual Report and Proxy Statement relating to our 1995 Annual Stockholders' Meeting. This has been a remarkable year for AirTouch and our Annual Report reviews our accomplishments and shares our vision for the future.

     The 1995 Annual Meeting will be in San Francisco on Thursday, May 18 at 10:30 a.m. The location is the San Francisco Fashion Center. If you plan to attend, be sure to bring the admission ticket to the meeting. The admission ticket and directions to the location are printed on the back of this form.

     Your vote is important to us, so whether or not you plan to attend the meeting, please take time to complete and return the attached proxy card.

     Sincerely,

     /s/ Sam Ginn
     ------------
     Sam Ginn

                              DETACH PROXY CARD HERE
================================================================================

  1. Election of Directors                     2. Ratification of the
     The Board of Directors recommends            appointment of auditors.  The
     a vote "FOR" the nominees listed below:      Board of Directors recommends
     (Nominees: Donald G. Fisher, Sam Ginn,       a vote "FOR" the appointment
     Charles R. Schwab)                           of auditors.

  For [ ]    Withheld [ ]    Exceptions* [ ]      For [ ]   Against [ ]
                                                  Abstain [ ]
  * Exceptions..............................

                                                    Check here if you
  To vote your shares for all Director         * plan to attend the       [ ]
  nominees, mark the "For" box on Item 1.        Annual Meeting
  To withhold your votes for all nominees,     * have a change of address [ ]
  mark the "Withheld" box.  If you do not        on this card (Indicate
  wish your shares voted for a particular        address change below)
  nominee, mark the "Exceptions" box and       * want your vote kept      [ ]
  enter the name(s) of the exception(s) in       confidential
  the space provided. Such a mark will be deemed a vote "FOR" all nominees other than those listed as exceptions.

  3.  In their discretion, the Proxies are
      authorized to vote upon such other
      business as may properly come before
      the meeting or any adjournment or
      postponement thereof.

                                               Please sign name exactly as it
                                               appears on this card.  Joint
                                               owners should each sign.
                                               Attorneys, trustees, executors,
                                               administrators, custodians,
                                               guardians or corporate officers
                                               should give full title.
                                               DATE __________________________
                                               SIGNATURE _____________________
                                               SIGNATURE _____________________

                                               Votes MUST be indicated
Sign, Date and Return the Proxy Card           (x) in Black or Blue ink.
Promptly Using the Enclosed Envelope.

================================================================================

[AIRTOUCH COMMUNICATIONS LOGO]

                                             PROXY/VOTING INSTRUCTION CARD
      --------------------------------------------------------------------
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF AIRTOUCH COMMUNICATIONS, INC.
                      FOR THE ANNUAL MEETING ON MAY 18, 1995

      I(we) hereby authorize Sam Ginn or Margaret G. Gill, or one of them, and each with the power to appoint his or her substitute, to vote as Proxy for me(us) at the Annual Meeting of Stockholders to be held at The Fashion Center, 699 Eighth Street, San Francisco, CA 94103 on
      May 18, 1995 at 10:30 AM, or any adjournment or postponement thereof, the number of shares which I(we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where I
      (we) do not specify a choice.

      THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE AIRTOUCH COMMUNICATIONS, INC. RETIREMENT PLAN, THE PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES AND THE PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR NON-SALARIED EMPLOYEES (THE "PLANS") AND I HEREBY AUTHORIZE THE RESPECTIVE TRUSTEES OF THE PLANS TO VOTE MY SHARES HELD IN MY ACCOUNTS.

      (To be continued and signed         AirTouch Communications, Inc.
      on the reverse side.)               P.O. BOX 11998
                                          NEW YORK, NY  10203-0998